China ACM Announces Reverse Stock Split and Reincorporation in the State of Nevada

            BEIJING -- (Newsfile Corp.) – 8/1/13 -- China Advanced Construction Materials Group, Inc. (NASDAQ: CADC) (“China ACM”, the “Company”), a provider of ready-mix concrete and related technical services in China, today announced that effective at 5:00 pm Eastern Time on August 1, 2013, the Company will effect a 1-for-12 reverse stock split of its common stock (the “Reverse Split”).

            Beginning with the opening of trading on August 2, 2013, the Company’s common stock will continue to trade on the NASDAQ Capital Market on a Reverse Split adjusted basis with a new CUSIP number of 169365202. No fractional shares will be issued in connection with the Reverse Split. Shareholders who would otherwise be entitled to receive a fractional share in connection with the Reverse Split will receive a full share of common stock.

            As a result of the Reverse Split, the stock price is expected to automatically increase proportionally. Although the purpose of this Reverse Spit is to maintain the continued listing of the Company’s common stock on NASDAQ, the Company can give no assurance that this goal will be achieved.

            On August 1, 2013, at 6 P.M. Eastern Time, after the completion of the Reverse Split, the Company will change its state of incorporation from Delaware to Nevada.

            The reincorporation does not result in any change in the Company’s headquarters, business, jobs, management, and location of any of its offices or facilities, number of employees, assets, liabilities or net worth. Management, including all directors and officers, remain the same as the management of the Company prior to the reincorporation.

            Both the Reverse Split and the reincorporation were approved by shareholders holding the majority of the outstanding common stocks of the Company on June 28, 2013 at the annual meeting of shareholders.

About China Advanced Construction Materials Group, Inc.

            China Advanced Construction Materials Group, Inc., is the holding company whose primary business operations are conducted through its wholly-owned subsidiaries, and its variable interest entity in the supply market of construction materials. The Company engages in the production of advanced construction materials for large scale infrastructure, commercial and residential developments. The Company is primarily focused on engineering, producing, servicing, delivering and pumping a comprehensive range of advanced ready-mix concrete materials for highly technical, large scale, and environmentally-friendly construction projects. The Company is committed to conducting operations with an emphasis on the extensive use of recycled waste materials, extending product life, the efficient production of its concrete materials with minimal energy usage, dust and air pollution, and innovative products, methods and practices.

            For more information, please visit the Company's website at http: www.china-acm.com. The Company routinely posts important information on its website.

Safe Harbor Statements

            This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including certain plans, expectations, goals, and projections, which are subject to numerous assumptions, risks, and uncertainties. These forward-looking statements may include, but are not limited to, statements containing words such as "may," "could," "would," "plan," "anticipate," "believe," "estimate," "predict," "potential," "expects," "intends", "future" and "guidance" or similar expressions. These forward-looking statements speak only as of the date of this press release and are subject to change at any time. These forward-looking statements are based upon management's current expectations and are subject to a number of risks, uncertainties and contingencies, many of which are beyond the Company's control that may cause actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. The Company's actual results could differ materially from those contained in the forward-looking statements due to a number of factors, including those described under the heading "Risk Factors" in the Company's public filings with the Securities and Exchange Commission, including the Company's annual report on 10-K. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required under applicable law.

For investor and media inquiries, please contact:

China ACM Investor Relations
Phone: +86-10-82525361
E-mail: IR@china-acm.com